Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

LAURIE MCGRAW

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of June 5, 2012 (the “Amendment Date”), by and between Allscripts Healthcare Solutions, Inc. (“Company”) and Laurie McGraw (“Executive”).

WHEREAS, Company and Executive entered into an Employment Agreement dated October 10, 2008, as amended July, 2010 (collectively, the “Employment Agreement”);

WHEREAS, Company and Executive desire to amend certain provisions of the Employment Agreement; and

WHEREAS, this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and any signature delivered via facsimile or electronic file will be the same as an original signature.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties agree that as of the Amendment Date, the Employment Agreement is amended as follows:

1. The foregoing recitations shall form a part of this Amendment and are incorporated herein verbatim by reference. Unless otherwise indicated, capitalized terms shall have the same meaning as referenced in the Employment Agreement

2. Section 3.7 is amended in the following respects:

(a) By deleting from the first sentence of Section 3.7 the “(i)” and the phrase “, and (ii) Company shall pay Executive, within ten (10) days following the Change of Control, a lump sum equal to (2) times the sum of Executive’s Base Salary and Target Performance Bonus”.

(b) By adding a new second and third sentence to Section 3.7 as follows:

If a Change of Control occurs, and, prior to the Change of Control, Company or representatives of the third party effecting the Change of Control (as applicable) do not offer Executive a Comparable Job following the Change of Control then, so long as Executive has remained continuously employed from the Effective Date through the date of such Change of Control and provided Executive, on or within ten (10) days following the Change of Control, terminates Executive’s employment and the Employment Period, Company shall pay Executive, within twenty (20) days following the occurrence of the Change of Control, a cash lump sum equal to two (2) times the sum of Executive’s Base Salary and Target Performance Bonus.

3. The last sentence of the second paragraph of Section 10.14 is replaced in its entirety with the following:

For the provision of payments and benefits under this Agreement upon termination of employment, reference to Executive’s “termination of employment” (and corollary terms) with Company shall be construed to refer to Executive’s “separation from service” from Company (as determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by Company) in tandem with Executive’s termination of employment with Company.

4. A new paragraph is added to the end of Section 10.14, as follows:

If the sixty (60)-day period following a “separation from service” begins in one calendar year and ends in a second calendar year (a “Crossover 60-Day Period”), then any severance payments contingent upon a release and that would otherwise occur during the portion of the Crossover 60-Day Period that falls within the first year will be delayed and paid in a lump sum during the portion of the Crossover 60-Day Period that falls within the second year.

5. In all other respects, the Employment Agreement is ratified and confirmed and remains in full force and effect.

Signature page follows.

Signature page to Second Amendment to the Employment Agreement

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Amendment as of the day and year first written above.

/s/ Laurie McGraw
LAURIE MCGRAW

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

/s/ Diane Adams
By: Diane Adams
Title: EVP, Culture & Talent

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